Exhibit 99

Meridian Bancorp, Inc. Reports Record Net Income for the Third Quarter

And Nine Months Ended September 30, 2016

Contact: Richard J. Gavegnano, Chairman, President and Chief Executive Officer

(978) 977-2211

Boston, Massachusetts (October 25, 2016): Meridian Bancorp, Inc. (the “Company” or “Meridian”) (NASDAQ: EBSB), the holding company for East Boston Savings Bank (the “Bank”) announced net income of $9.5 million, or $0.18 per diluted share, for the quarter ended September 30, 2016, up from $5.9 million, or $0.11 per diluted share, for the quarter ended June 30, 2016 and $5.7 million, or $0.11 per diluted share, for the quarter ended September 30, 2015. For the nine months ended September 30, 2016, net income was $22.9 million, or $0.44 per diluted share, up from $17.7 million, or $0.33 per diluted share, for the nine months ended September 30, 2015. The Company’s return on average assets was 0.94% for the quarter ended September 30, 2016, up from 0.62% for the quarter ended June 30, 2016 and 0.68% for the quarter ended September 30, 2015. For the nine months ended September 30, 2016, the Company’s return on average assets was 0.80%, up from 0.71% for the nine months ended September 30, 2015. The Company’s return on average equity was 6.39% for the quarter ended September 30, 2016, up from 4.03% for the quarter ended June 30, 2016 and 3.89% for the quarter ended September 30, 2015. For the nine months ended September 30, 2016, the Company’s return on average equity was 5.18%, up from 4.03% for the nine months ended September 30, 2015.

Richard J. Gavegnano, Chairman, President and Chief Executive Officer, said, “I am proud to report net income of $9.5 million for the third quarter of 2016, up 61% from the second quarter of 2016 and 65% from the third quarter of 2015, and net income of $22.9 million for the nine months ended September 30, 2016, up 29% from the same period in 2015. Our record earnings resulted from strong organic growth in loans and deposits along with significant enhancements to our credit quality over the past year as accomplished through the tremendous Bank-wide efforts of our team.”

The Company’s net interest income was $31.3 million for the quarter ended September 30, 2016, up $1.8 million, or 6.3%, from the quarter ended June 30, 2016 and $5.1 million, or 19.4%, from the quarter ended September 30, 2015. The interest rate spread and net interest margin on a tax-equivalent basis were 3.11% and 3.32%, respectively, for the quarter ended September 30, 2016 compared to 3.15% and 3.36%, respectively, for the quarter ended June 30, 2016 and 3.10% and 3.32%, respectively, for the quarter ended September 30, 2015. For the nine months ended September 30, 2016, net interest income increased $13.6 million, or 18.0%, to $89.1 million from the nine months ended September 30, 2015. The net interest rate spread and net interest margin on a tax-equivalent basis were 3.14% and 3.35%, respectively, for the nine months ended September 30, 2016 compared to 3.06% and 3.28%, respectively, for the nine months ended September 30, 2015. The increases in net interest income were due primarily to loan growth, partially offset by increases in the average balances and costs of total deposits and borrowings for the quarter and nine months ended September 30, 2016 compared to the respective prior periods.

Total interest and dividend income increased to $38.4 million for the quarter ended September 30, 2016, up $2.6 million, or 7.2%, from the quarter ended June 30, 2016 and $7.1 million, or 22.6%, from the quarter ended September 30, 2015, primarily due to growth in the Company’s average loan balances to $3.614 billion. The Company’s yield on interest-earning assets on a tax-equivalent basis was 4.04% for the quarter ended September 30, 2016, down one basis point from the quarter ended June 30, 2016 and up nine basis points from the quarter ended September 30, 2015.

Total interest expense increased to $7.1 million for the quarter ended September 30, 2016, up $734,000, or 11.5%, from the quarter ended June 30, 2016 and $2.0 million, or 38.9%, from the quarter ended September 30, 2015. Interest expense on deposits increased to $6.3 million for the quarter ended September 30, 2016, up $612,000, or 10.8%, from the quarter ended June 30, 2016 and $1.6 million, or 35.1%, from the quarter ended September 30, 2015 primarily due to growth in average total deposits to $3.099 billion and an increase in the cost of average total deposits to 0.81%. Interest expense on borrowings increased to $845,000 for the quarter ended September 30, 2016, up $122,000, or 16.9%, from the quarter ended June 30, 2016 and $363,000, or 75.3%, from the quarter ended September 30, 2015 primarily due to growth in average total borrowings to $320.1 million, partially offset by a decrease in the cost of average total borrowings to 1.05%. The Company’s cost of funds was 0.83% for the quarter ended September 30, 2016, up three basis points from the quarter ended June 30, 2016 and nine basis points from the quarter ended September 30, 2015.

For the nine months ended September 30, 2016, the Company’s total interest and dividend income increased $17.7 million, or 19.6%, to $108.4 million from the nine months ended September 30, 2015 primarily due to growth in the average loan balances of $658.4 million, or 24.1%, to $3.395 billion, partially offset by a decrease in the yield on loans on a tax-equivalent basis of nine basis points to 4.28% for the nine months ended September 30, 2016 compared to 4.37% for the nine months ended September 30, 2015. The Company’s yield on interest-earning assets on a tax-equivalent basis increased 14 basis points to 4.05% for the nine months ended September 30, 2016 compared to 3.91% for the nine months ended September 30, 2015.

Total interest expense increased $4.2 million, or 27.4%, to $19.3 million for the nine months ended September 30, 2016 compared to $15.2 million for the nine months ended September 30, 2015. Interest expense on deposits increased $3.5 million, or 25.5%, to $17.2 million for the nine months ended September 30, 2016 from the nine months ended September 30, 2015 primarily due to growth in average total deposits of $390.3 million, or 15.2%, to $2.950 billion and an increase in the cost of average total deposits of seven basis points to 0.78%. Interest expense on borrowings increased $673,000, or 45.7%, to $2.1 million for the nine months ended September 30, 2016 from the nine months ended September 30, 2015 primarily due to growth in average total borrowings of $116.9 million, or 80.8%, to $261.5 million, partially offset by a decrease in the cost of average total borrowings of 26 basis points to 1.10%. The Company’s cost of funds increased five basis points to 0.80% for the nine months ended September 30, 2016 compared to 0.75% for the nine months ended September 30, 2015.

Mr. Gavegnano noted, “The continuing rise in our net interest income is attributable to growth in total loans of $777 million, or 27%, over the past twelve months, reflecting commercial loan originations of $1.3 billion. The strength and quality of our loan growth contributed to the relative stability of our earning assets yields and net interest margin since last year and reduced the effect of a small rise in our cost of funds.”

The Company’s provision for loan losses was $858,000 for the quarter ended September 30, 2016, down from $4.0 million for the quarter ended June 30, 2016 and $2.4 million for the quarter ended September 30, 2015. For the nine months ended September 30, 2016, the provision for loan losses was $5.9 million compared to $6.1 million for the nine months ended September 30, 2015. The allowance for loan losses was $38.7 million or 1.04% of total loans at September 30, 2016, compared to $38.3 million or 1.08% of total loans at June 30, 2016, $33.4 million or 1.08% of total loans at December 31, 2015 and $32.6 million or 1.11% of total loans at September 30, 2015. The changes in the provision and the allowance for loan losses were based on management’s assessment of loan portfolio growth and composition changes, declines in historical charge-off trends, reductions in problem loans and other improving asset quality trends, partially offset by growth in the multi-family, commercial real estate, construction, and commercial and industrial loan categories. The changes also reflected provisions and charge-offs on a multi-family construction loan relationship of $486,000 during the third quarter of 2016 and $2.3 million during the second quarter of 2015.

Net charge-offs totaled $478,000 for the quarter ended September 30, 2016, or 0.05% of average loans outstanding on an annualized basis compared to net charge-offs of $24,000 for the quarter ended June 30, 2016, or less than 0.01% of average loans outstanding on an annualized basis and net recoveries of $65,000 for the quarter ended September 30, 2015, or 0.01% of average loans outstanding on an annualized basis. For the nine months ended September 30, 2016, net charge-offs totaled $583,000, or 0.02% of average loans outstanding on an annualized basis compared to net charge-offs of $2.0 million for the nine months ended September 30, 2015, or 0.10% of average loans outstanding on an annualized basis.

Non-accrual loans were $15.2 million, or 0.41% of total loans outstanding, at September 30, 2016, down $14.2 million, or 48.3%, from June 30, 2016, $16.1 million, or 51.5%, from December 31, 2015 and $19.9 million, or 56.7%, from September 30, 2015. The reductions in non-accrual loans were primarily due to the sale at foreclosure during the third quarter of 2016 of an $11.5 million multi-family construction loan in Boston that was originally placed on non-accrual status during the second quarter of 2015, along with steady reductions across various categories of non-accrual loans. Non-performing assets were $15.2 million, or 0.36% of total assets, at September 30, 2016, down from $29.6 million, or 0.75% of total assets, at June 30, 2016, $31.3 million, or 0.89% of total assets, at December 31, 2015 and $35.7 million, or 1.06% of total assets, at September 30, 2015.

Mr. Gavegnano commented, “During the third quarter, our non-performing assets were reduced by one half to the lowest level in eight years. Although the third quarter resolution of the $11.5 million non-accrual construction loan in Boston provided the largest reduction, enhancements in our credit quality as exemplified by historically low charge-off rates have been achieved through solid loan underwriting, credit review and collection processes.”

Non-interest income was $3.3 million for the quarter ended September 30, 2016, up from $2.6 million for the quarter ended June 30, 2016 and $2.8 million for the quarter ended September 30, 2015 primarily due to increases in fee income, mortgage banking gains, net and gain on sale of securities, net. For the nine months ended September 30, 2016, non-interest income decreased $1.8 million, or 17.3%, to $8.6 million from $10.4 million for the nine months ended September 30, 2015 primarily due to declines of $2.1 million in gain on sales of securities, net and $131,000 in loan fees, partially offset by an increase of $444,000 in customer service fees.

Non-interest expenses were $19.2 million, or 1.90% of average assets for the quarter ended September 30, 2016, compared to $19.3 million, or 2.03% of average assets for the quarter ended June 30, 2016 and $18.1 million, or 2.15% of average assets for the quarter ended September 30, 2015. As compared to the quarter ended September 30, 2015, non-interest expenses increased $1.1 million, or 5.9%, primarily due to increases of $934,000 in salaries and employee benefits and $171,000 in occupancy and equipment expenses.

For the nine months ended September 30, 2016, non-interest expenses increased $4.2 million, or 7.9%, to $57.7 million from $53.5 million for the nine months ended September 30, 2015, primarily due to increases of $3.5 million in salaries and employee benefits, $534,000 in occupancy and equipment and $518,000 in other general and administrative expenses, partially offset by a decrease of $311,000 in marketing and advertising. The increases in salaries and employee benefits expenses were primarily due to annual increases in employee compensation and health benefits, and expenses associated with the November 2015 grant of restricted stock and stock options to the Company’s directors, officers and employees. In addition, increases in salaries and employee benefits expenses, occupancy and equipment expenses and other general and administrative expenses reflect costs associated with three new branches opened over the last twelve months. The decreases in marketing and advertising expenses reflect lower advertising production and direct mail costs and cost savings associated with the 2015 rebranding of the former Mt. Washington Bank Division into the East Boston Savings Bank brand. The Company’s efficiency ratio improved to 55.81% for the quarter ended September 30, 2016 from 60.44% for the quarter ended June 30, 2016 and 62.45% for the quarter ended September 30, 2015. For the nine months ended September 30, 2016, the efficiency ratio was 59.31% compared to 64.13% for the nine months ended September 30, 2015.

Mr. Gavegnano added, “Our efficiency ratio improved to 55.81% for the third quarter as a result of continually increasing net interest income and close control over our non-interest expenses. We are continuing to attract new business relationships across the board in the lucrative Boston market, providing us with many opportunities to gain market share in loans and deposits. With our seasoned branches serving as a strong platform, our newer branches are contributing to our robust growth. As we continue to emphasize organic growth across our commercial portfolios, we are strategically expanding our core banking franchise with the opening of our 31st branch at a second location in Brookline by year end.”

The Company recorded a provision for income taxes of $5.1 million for the quarter ended September 30, 2016, reflecting an effective tax rate of 34.9%, compared to $2.9 million for the quarter ended June 30, 2016, reflecting an effective tax rate of 32.6% and $2.8 million, or a 32.5% effective tax rate, for the quarter ended September 30, 2015. For the nine months ended September 30, 2016, the provision for income taxes was $11.2 million, reflecting an effective tax rate of 32.9%, compared to $8.6 million, or 32.6%, for the nine months ended September 30, 2015. The changes in the income tax provision and effective tax rate were primarily due to changes in the components of pre-tax income.

Total assets were $4.173 billion at September 30, 2016, an increase of $244.1 million, or 6.2%, from $3.929 billion at June 30, 2016 and an increase of $648.6 million, or 18.4%, from $3.525 billion at December 31, 2015. Net loans were $3.662 billion at September 30, 2016, an increase of $155.0 million, or 4.4%, from June 30, 2016 and an increase of $616.4 million, or 20.2% from December 31, 2015. Loan originations totaled $270.5 million during the quarter ended September 30, 2016 and $1.0 billion during the nine months ended September 30, 2016. The net increase in loans for the nine months ended September 30, 2016 was primarily due to increases of $313.4 million in commercial real estate loans, $149.4 million in multi-family loans, $101.9 million in commercial and industrial loans and $68.5 million in construction loans, partially offset by a decrease of $10.4 million in one-to four-family loans. These net changes exclude reclassifications during the third quarter of $44.3 million in multi-family loans and $34.5 million in commercial real estate loans to one-to four-family loans in accordance with regulatory guidance. Cash and due from banks was $182.9 million at September 30, 2016, an increase of $81.1 million, or 79.7%, from June 30, 2016 and an increase of $86.5 million, or 89.8% from December 31, 2015. Securities available for sale were $145.4 million at September 30, 2016, an increase of $3.8 million, or 2.7%, from $141.6 million at December 31, 2015.

Total deposits were $3.230 billion at September 30, 2016, an increase of $231.5 million, or 7.7%, from $2.998 billion at June 30, 2016 and an increase of $486.6 million, or 17.7%, from $2.743 billion at December 31, 2015. Core deposits, which exclude certificate of deposits, increased $269.0 million, or 14.5%, during the nine months ended September 30, 2016 to $2.123 billion, or 65.8% of total deposits. Total borrowings were $319.8 million, a decrease of $804,000, or 0.3%, from June 30, 2016 and an increase of $152.6 million, or 91.3%, from December 31, 2015.

Total stockholders’ equity was $597.1 million, an increase of $10.4 million, or 1.8%, from $586.7 million at June 30, 2016 and an increase of $8.9 million, or 1.5%, from $588.1 million at December 31, 2015. The increase for the nine months ended September 30, 2016 was primarily due to increases from $22.9 million in net income, $4.5 million related to stock-based compensation plans and $3.1 million in accumulated other comprehensive income, reflecting an increase in the fair value of available-for-sale securities, partially offset by a $17.0 million repurchase of 1,220,711 shares of the Company’s common stock and three quarterly dividends of $0.03 per share totaling $4.6 million. Stockholders’ equity to assets was 14.31% at September 30, 2016, compared to 14.93% at June 30, 2016 and 16.69% at December 31, 2015. Book value per share increased to $11.12 at September 30, 2016 from $10.72 at December 31, 2015. Tangible book value per share increased to $10.86 at September 30, 2016 from $10.47 at December 31, 2015. Market price per share increased $1.47, or 10.4%, to $15.57 at September 30, 2016 from $14.10 at December 31, 2015. At September 30, 2016, the Company and the Bank continued to exceed all regulatory capital requirements.

As of September 30, 2016, the Company had repurchased 1,942,815 shares of its stock at an average price of $13.58 per share, or 71.0% of the 2,737,334 shares authorized for repurchase under the Company’s repurchase program as adopted in August 2015. The Company did not repurchase any of its shares during the quarter ended September 30, 2016.

Meridian Bancorp, Inc. is the holding company for East Boston Savings Bank. East Boston Savings Bank, a Massachusetts-chartered stock savings bank founded in 1848, operates 30 full-service locations in the greater Boston metropolitan area. We offer a variety of deposit and loan products to individuals and businesses located in our primary market, which consists of Essex, Middlesex and Suffolk Counties, Massachusetts. For additional information, visit www.ebsb.com.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of Meridian Bancorp, Inc.’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, general economic conditions, changes in interest rates, regulatory considerations, and competition and the risk factors described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Meridian Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
	(Dollars in thousands)
ASSETS
Cash and due from banks	$182,852	$101,735	$96,363	$98,038
Certificates of deposit	30,342	35,342	99,062	95,008
Securities available for sale, at fair value	145,441	131,942	141,646	151,025
Federal Home Loan Bank stock, at cost	17,818	17,818	10,931	12,725
Loans held for sale	2,854	2,397	4,669	2,302
Loans:
One-to four-family	526,828	447,131	458,423	458,635
Home equity lines of credit	46,249	47,412	46,660	48,838
Multi-family	522,444	490,724	417,388	386,060
Commercial real estate	1,607,276	1,568,224	1,328,344	1,274,371
Construction	490,016	484,858	421,531	384,468
Commercial and industrial	501,976	500,897	400,051	365,594
Consumer	9,680	9,568	10,028	9,793

Total loans	3,704,469	3,548,814	3,082,425	2,927,759
Allowance for loan losses	(38,697)	(38,317)	(33,405)	(32,585)
Net deferred loan origination fees	(4,159)	(3,902)	(3,778)	(3,526)

Loans, net	3,661,613	3,506,595	3,045,242	2,891,648
Bank-owned life insurance	40,451	40,155	39,557	39,262
Foreclosed real estate, net	—	183	—	600
Premises and equipment, net	40,747	40,821	40,248	39,539
Accrued interest receivable	9,209	9,246	8,574	8,239
Deferred tax asset, net	19,835	20,232	21,246	19,933
Goodwill	13,687	13,687	13,687	13,687
Other assets	8,281	8,923	3,284	3,842

Total assets	$4,173,130	$3,929,076	$3,524,509	$3,375,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non interest-bearing demand deposits	$410,667	$373,561	$370,546	$352,360
NOW deposits	547,650	452,451	334,753	308,612
Money market deposits	863,385	812,315	860,957	880,841
Regular savings and other deposits	301,754	300,522	288,180	283,595
Certificates of deposit	1,106,113	1,059,188	888,582	805,273

Total deposits	3,229,569	2,998,037	2,743,018	2,630,681
Short-term borrowings	—	—	20,000	—
Long-term debt	319,820	320,624	147,226	140,023
Accrued expenses and other liabilities	26,685	23,763	26,139	22,045

Total liabilities	3,576,074	3,342,424	2,936,383	2,792,749

Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; none issued	—	—	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; 53,714,191, 53,688,566, 54,875,237 and 54,458,315 shares issued at September 30, 2016, June 30, 2016, December 31, 2015 and September 30, 2015, respectively	537	537	549	545
Additional paid-in capital	390,587	389,318	403,737	405,602
Retained earnings	224,509	216,539	206,214	200,813
Accumulated other comprehensive income (loss)	1,044	99	(2,092)	(3,358)
Unearned compensation - ESOP, 2,709,242, 2,739,682, 2,800,564 and 2,831,005 at September 30, 2016, June 30, 2016, December 31, 2015 and September 30, 2015, respectively	(19,621)	(19,841)	(20,282)	(20,503)

Total stockholders’ equity	597,056	586,652	588,126	583,099

Total liabilities and stockholders’ equity	$4,173,130	$3,929,076	$3,524,509	$3,375,848

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$37,444	$34,828	$30,153	$105,369	$87,031
Interest on debt securities:
Taxable	203	238	366	707	1,311
Tax-exempt	30	32	41	95	124
Dividends on equity securities	365	418	408	1,183	1,216
Interest on certificates of deposit	75	135	163	380	456
Other interest and dividend income	303	188	207	709	565

Total interest and dividend income	38,420	35,839	31,338	108,443	90,703

Interest expense:
Interest on deposits	6,273	5,661	4,643	17,162	13,679
Interest on short-term borrowings	—	—	—	6	—
Interest on long-term debt	845	723	482	2,139	1,472

Total interest expense	7,118	6,384	5,125	19,307	15,151

Net interest income	31,302	29,455	26,213	89,136	75,552
Provision for loan losses	858	3,952	2,412	5,876	6,123

Net interest income, after provision for loan losses	30,444	25,503	23,801	83,260	69,429

Non-interest income:
Customer service fees	2,170	2,136	2,049	6,253	5,809
Loan fees	293	(22)	318	583	714
Mortgage banking gains, net	274	104	38	448	416
Gain on sales of securities, net	266	68	45	393	2,489
Income from bank-owned life insurance	296	296	340	894	930
Other income	2	1	7	5	8

Total non-interest income	3,301	2,583	2,797	8,576	10,366

Non-interest expenses:
Salaries and employee benefits	12,169	11,979	11,235	36,661	33,119
Occupancy and equipment	2,577	2,867	2,406	7,928	7,394
Data processing	1,293	1,254	1,375	3,804	3,887
Marketing and advertising	832	699	766	2,244	2,555
Professional services	663	720	644	1,996	1,981
Foreclosed real estate	(11)	31	96	28	125
Deposit insurance	572	532	522	1,556	1,462
Other general and administrative	1,069	1,240	1,045	3,499	2,981

Total non-interest expenses	19,164	19,322	18,089	57,716	53,504

Income before income taxes	14,581	8,764	8,509	34,120	26,291
Provision for income taxes	5,084	2,857	2,767	11,239	8,559

Net income	$9,497	$5,907	$5,742	$22,881	$17,732

Earnings per share:
Basic	$0.19	$0.12	$0.11	$0.45	$0.34
Diluted	$0.18	$0.11	$0.11	$0.44	$0.33
Weighted average shares:
Basic	50,982,633	51,026,985	51,940,055	51,192,332	51,959,315
Diluted	52,093,009	52,137,475	53,023,850	52,297,367	53,064,962

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Three Months Ended
	September 30, 2016			June 30, 2016			September 30, 2015
			Yield/			Yield/			Yield/
	Average Balance	Interest (1)	Cost (1)(6)	Average Balance	Interest (1)	Cost (1)(6)	Average Balance	Interest (1)	Cost (1)(6)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$3,614,168	$38,684	4.26%	$3,422,193	$36,000	4.23%	$2,813,703	$30,967	4.37%
Securities and certificates of deposit	157,293	823	2.08	199,596	995	2.00	262,874	1,150	1.74
Other interest-earning assets (3)	148,425	303	0.81	69,914	188	1.08	171,454	207	0.48

Total interest-earning assets	3,919,886	39,810	4.04	3,691,703	37,183	4.05	3,248,031	32,324	3.95

Noninterest-earning assets	117,703			124,147			117,024

Total assets	$4,037,589			$3,815,850			$3,365,055

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
NOW deposits	$493,612	816	0.66	$462,543	646	0.56	$296,829	416	0.56
Money market deposits	836,941	1,715	0.82	813,625	1,609	0.80	921,425	1,909	0.82
Regular savings and other deposits	298,799	107	0.14	296,638	106	0.14	283,130	102	0.14
Certificates of deposit	1,085,898	3,635	1.33	1,005,764	3,300	1.32	759,682	2,216	1.16

Total interest-bearing deposits	2,715,250	6,273	0.92	2,578,570	5,661	0.88	2,261,066	4,643	0.81
Borrowings	320,091	845	1.05	264,060	723	1.10	140,297	482	1.36

Total interest-bearing liabilities	3,035,341	7,118	0.93	2,842,630	6,384	0.90	2,401,363	5,125	0.85

Noninterest-bearing demand deposits	383,953			364,327			350,963
Other noninterest-bearing liabilities	23,977			22,909			22,572

Total liabilities	3,443,271			3,229,866			2,774,898
Total stockholders’ equity	594,318			585,984			590,157

Total liabilities and stockholders’ equity	$4,037,589			$3,815,850			$3,365,055

Net interest-earning assets	$884,545			$849,073			$846,668

Fully tax-equivalent net interest income		32,692			30,799			27,199
Less: tax-equivalent adjustments		(1,390)			(1,344)			(986)

Net interest income		$31,302			$29,455			$26,213

Interest rate spread (1)(4)			3.11%			3.15%			3.10%
Net interest margin (1)(5)			3.32%			3.36%			3.32%
Average interest-earning assets to average interest-bearing liabilities		129.14%			129.87%			135.26%
Supplemental Information:
Total deposits, including noninterest-bearing demand deposits	$3,099,203	$6,273	0.81%	$2,942,897	$5,661	0.77%	$2,612,029	$4,643	0.71%
Total deposits and borrowings, including noninterest-bearing demand deposits	$3,419,294	$7,118	0.83%	$3,206,957	$6,384	0.80%	$2,752,326	$5,125	0.74%

(1)	Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the three months ended September 30, 2016, June 30, 2016 and September 30, 2015, yields on loans before tax-equivalent adjustments were 4.12%, 4.09% and 4.25%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 1.70%, 1.66% and 1.48%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 3.90%, 3.90% and 3.83%, respectively. Interest rate spread before tax-equivalent adjustments for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015 was 2.97%, 3.00% and 2.98%, respectively, while net interest margin before tax-equivalent adjustments for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015 was 3.18%, 3.21% and 3.20%, respectively.
(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

NET INTEREST INCOME ANALYSIS

(Unaudited)

	Nine Months Ended
	September 30, 2016			September 30, 2015
	Average		Yield/	Average		Yield/
	Balance	Interest (1)	Cost (1)(6)	Balance	Interest (1)	Cost (1)(6)
	(Dollars in thousands)
Assets:
Interest-earning assets:
Loans (2)	$3,395,072	$108,788	4.28%	$2,736,720	$89,432	4.37%
Securities and certificates of deposit	196,022	2,852	1.94	276,976	3,618	1.75
Other interest-earning assets (3)	114,064	709	0.83	185,297	565	0.41

Total interest-earning assets	3,705,158	112,349	4.05	3,198,993	93,615	3.91

Noninterest-earning assets	118,211			114,196

Total assets	$3,823,369			$3,313,189

Liabilities and stockholders’ equity:
Interest-bearing liabilities:
NOW deposits	$432,729	1,962	0.61	$291,864	1,254	0.57
Money market deposits	841,430	5,070	0.80	947,368	5,901	0.83
Regular savings and other deposits	295,313	316	0.14	280,481	357	0.17
Certificates of deposit	1,009,724	9,814	1.30	717,126	6,167	1.15

Total interest-bearing deposits	2,579,196	17,162	0.89	2,236,839	13,679	0.82
Borrowings	261,524	2,145	1.10	144,662	1,472	1.36

Total interest-bearing liabilities	2,840,720	19,307	0.91	2,381,501	15,151	0.85

Noninterest-bearing demand deposits	371,204			323,264
Other noninterest-bearing liabilities	22,841			22,152

Total liabilities	3,234,765			2,726,917
Total stockholders’ equity	588,604			586,272

Total liabilities and stockholders’ equity	$3,823,369			$3,313,189

Net interest-earning assets	$864,438			$817,492

Fully tax-equivalent net interest income		93,042			78,464
Less: tax-equivalent adjustments		(3,906)			(2,912)

Net interest income		$89,136			$75,552

Interest rate spread (1)(4)			3.14%			3.06%
Net interest margin (1)(5)			3.35%			3.28%
Average interest-earning assets to average interest-bearing liabilities		130.43%			134.33%
Supplemental Information:
Total deposits, including noninterest-bearing demand deposits	$2,950,400	$17,162	0.78%	$2,560,103	$13,679	0.71%
Total deposits and borrowings, including noninterest-bearing demand deposits	$3,211,924	$19,307	0.80%	$2,704,765	$15,151	0.75%

(1)	Income on debt securities, equity securities and revenue bonds included in commercial real estate loans, as well as resulting yields, interest rate spread and net interest margin, are presented on a tax-equivalent basis. The tax-equivalent adjustments are deducted from tax-equivalent net interest income to agree to amounts reported in the consolidated statements of net income. For the nine months ended September 30, 2016 and 2015, yields on loans before tax-equivalent adjustments were 4.15% and 4.25%, respectively, yields on securities and certificates of deposit before tax-equivalent adjustments were 1.61% and 1.50%, respectively, and yield on total interest-earning assets before tax-equivalent adjustments were 3.91% and 3.79%, respectively. Interest rate spread before tax-equivalent adjustments for the nine months ended September 30, 2016 and 2015 was 3.00% and 2.94%, respectively, while net interest margin before tax-equivalent adjustments for the nine months ended September 30, 2016 and 2015 was 3.21% and 3.16%, respectively.
(2)	Loans on non-accrual status are included in average balances.
(3)	Includes Federal Home Loan Bank stock and associated dividends.
(4)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(6)	Annualized.

MERIDIAN BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL HIGHLIGHTS

(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Key Performance Ratios
Return on average assets (1)	0.94%	0.62%	0.68%	0.80%	0.71%
Return on average equity (1)	6.39	4.03	3.89	5.18	4.03
Interest rate spread (1) (2)	3.11	3.15	3.10	3.14	3.06
Net interest margin (1) (3)	3.32	3.36	3.32	3.35	3.28
Non-interest expense to average assets (1)	1.90	2.03	2.15	2.01	2.15
Efficiency ratio (4)	55.81	60.44	62.45	59.31	64.13

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
	(Dollars in thousands)
Asset Quality
Non-accrual loans:
One-to four-family	$8,828	$9,552	$9,264	$9,717
Home equity lines of credit	746	1,609	1,763	1,837
Multi-family	—	—	—	—
Commercial real estate	2,871	3,829	3,663	4,983
Construction	2,031	13,698	15,849	17,502
Commercial and industrial	730	737	805	1,101
Consumer	—	—	—	—

Total non-accrual loans	15,206	29,425	31,344	35,140
Foreclosed assets	—	183	—	600

Total non-performing assets	$15,206	$29,608	$31,344	$35,740

Allowance for loan losses/total loans	1.04%	1.08%	1.08%	1.11%
Allowance for loan losses/non-accrual loans	254.49	130.22	106.58	92.73
Non-accrual loans/total loans	0.41	0.83	1.02	1.20
Non-accrual loans/total assets	0.36	0.75	0.89	1.04
Non-performing assets/total assets	0.36	0.75	0.89	1.06
Capital and Share Related
Stockholders’ equity to total assets	14.31%	14.93%	16.69%	17.27%
Book value per share	$11.12	$10.93	$10.72	$10.71
Tangible book value per share	$10.86	$10.67	$10.47	$10.46
Market value per share	$15.57	$14.78	$14.10	$13.67
Shares outstanding	53,714,191	53,688,566	54,875,237	54,458,315

(1)	Annualized.
(2)	Interest rate spread represents the difference between the tax-equivalent yield on interest-earning assets and the cost of interest-bearing liabilities.
(3)	Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income excluding gains or losses on securities.